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SEAFIRST BANK                                                    EXHIBIT  10.39
                                                              LOAN MODIFICATION
                                                                      AGREEMENT
--------------------------------------------------------------------------------

     This agreement amends the Credit Agreement dated December 2, 1994 ("Credit Agreement"), each executed by UTILX CORPORATION ("Borrower") in favor of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK, successor by merger to Seattle-First National Bank and Bank of America NW, N.A. ("Bank"), regarding a loan in the maximum principal amount of $10,000,000 (the "Loan"). Capitalized terms used in this agreement shall have the meaning given in the Credit Agreement, as modified by any prior modification agreement. For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

     1. MATURITY DATE. Section 1.36 of the Credit Agreement is amended to change the Termination Date to January 4, 1999.

     2. REVOLVING NOTE. All references in the Credit Agreement to the "Revolving Note" shall mean the Revolving Note dated June 16, 1998, and all renewals, modifications, and extensions thereof.

     3. INTEREST PROVISIONS. Article 4 of the Credit Agreement is deleted. The Revolving Loan shall bear interest as provided in the Revolving Note.

     4. FACILITY FEE. Section 2.4 of the Credit Agreement is amended to read as follows:

          2.4 FACILITY FEE. ON THE LAST BUSINESS DAY OF EACH MARCH, JUNE, SEPTEMBER, AND DECEMBER, BEGINNING JUNE 30, 1998, BORROWER SHALL PAY TO BANK IN ARREARS A COMMITMENT FEE EQUAL TO 0.25% PER ANNUM OF THE DIFFERENCE BETWEEN (a) THE CREDIT LIMIT AND (b) "USAGE," WITH "USAGE" BEING DEFINED AS THE SUM OF THE AVERAGE DAILY OUTSTANDING PRINCIPAL BALANCE OF THE REVOLVING NOTE PLUS THE AVERAGE DAILY COMBINED OUTSTANDING PRINCIPAL AMOUNT OF ALL LETTERS OF CREDIT.

     5. DEBT RATIO. Section 7.4 of the Credit Agreement is amended to provide that Borrower shall maintain a ratio of Debt to Tangible Net Worth, measured as of each quarter end, of not more than 0.85 to 1.

     6. BORROWING BASE. The definition of "Borrowing Base," added to the Credit Agreement by Loan Modification Agreement dated September 30, 1997, is amended to read as follows:

          "BORROWING BASE" SHALL MEAN 75% OF ALL OF BORROWER'S BILLED ACCOUNTS RECEIVABLE, BOTH FOREIGN AND DOMESTIC, WHICH ARE NOT MORE THAN 90 DAYS PAST DUE UNDER THE TERMS OF THE SALES INVOICE.

Section 7.12 of the Credit Agreement, added by the same modification, is amended to read as follows:

          7.12 BORROWING BASE. THE OUTSTANDING PRINCIPAL BALANCE OF THE REVOLVING NOTE PLUS THE FACE AMOUNT OF ALL LETTERS OF CREDIT OUTSTANDING SHALL NOT EXCEED THE BORROWING BASE AS OF THE END OF ANY FISCAL QUARTER, BEGINNING QUARTER ENDING JUNE 30, 1998. BORROWER SHALL PROVIDE TO BANK WITHIN 30 DAYS OF EACH MONTH'S END A CERTIFICATE OF BORROWER'S CHIEF FINANCIAL OFFICER CERTIFYING COMPLIANCE WITH THIS SECTION 7.12.

     7. CAPITAL LEASES. Subsection 8.1(d) of the Credit Agreement is amended to permit capital leases which require up to $1,500,000 in payments in the aggregate during any one fiscal year.

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     8.   OTHER TERMS.  Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Credit Agreement, and all other notes, security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

     DATED as of June 16, 1998.

Bank:                                   Borrower:

SEAFIRST BANK                           UTILX CORPORATION




By:                                     By: /s/ Larry Pihl
   ---------------------------         ----------------------------
Title:                                  Title: Vice President and Chief
      ------------------------                --------------------------
                                               Financial Officer
                                              --------------------------



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                                                         DUE:  JANUARY 4, 1999

                                    REVOLVING NOTE
                                  UTILX CORPORATION

$10,000,000.00                                             Dated: June 16, 1998
                                                            Seattle, Washington

     UTILX CORPORATION, a Washington corporation ("Maker") unconditionally promises to pay to the order of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK ("Bank"), at its Metropolitan Wholesale Team 3 office, on or before January 4, 1999, in immediately available funds, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00), or such lesser sum as may be advanced hereunder. Maker further agrees to pay interest on the daily unpaid principal balance, in arrears on the 1st day of each month, beginning the 1st day of July, 1998, in accordance with the terms, conditions, and definitions of Exhibit A attached, which are incorporated herein.

     This Note is the Revolving Note referred to in the Credit Agreement dated December 2, 1994 (as subsequently amended, the "Agreement") between Maker, as Borrower, and Bank, and the Agreement is incorporated herein.

     All advances under this Note, all conversions between the interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part hereof. All unpaid principal and accrued but unpaid interest under this Note shall be paid in full on January 4, 1999.

     If all or any portion of the principal amount or any installment of interest is not paid when due, interest shall accrue, at the option of the holder of this Note, from the date of default at a floating rate per annum three percent (3%) above the Reference Rate, as the Reference Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

     Advances under this Note may be made by Bank at the oral or written request of ______________________________________________________________,
any one acting alone, who are authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by Bank at its office indicated above. Any such advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said advances are deposited to the credit of an account of Maker with Bank, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

     Maker hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                        UTILX CORPORATION


                                        By:/s/ Larry Pihl
                                           -----------------------------------

                                        Its:Vice President and Chief Financial
                                            ----------------------------------
                                            Officer
                                            ----------------------------------


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                                    EXHIBIT A
                               INTEREST PROVISIONS

                                    ARTICLE 1
                                   DEFINITIONS

     All terms defined below shall have the meaning indicated:

     1.1 ADJUSTED LIBOR RATE shall mean for any day that per annum rate equal to the sum of (a) a margin of 2.00%, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.

     1.2 ASSESSMENT RATE shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Bank shall not retroactively adjust as to such Interest Period any interest rate calculated using the Assessment Rate.

     1.3    BANK shall mean the holder of the Note.

     1.4    BORROWER shall mean the maker of the Note.

     1.5 BUSINESS DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

     1.6 COMMENCEMENT DATE shall mean the first day of any Interest Period as requested by Borrower.

     1.7    FLOATING RATE shall mean the Reference Rate plus 0% per annum.

     1.8 FLOATING RATE LOANS shall mean those portions of principal of the Note accruing interest at the Floating Rate.

     1.9 INTEREST PERIOD shall mean the period commencing on the date of any advance at or conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 2.3. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day.

     1.10 LIBOR RATE shall mean for any Interest Period the per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

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     1.11   LIBOR RATE LOANS shall mean those portions of principal of the Note accruing interest at the Adjusted LIBOR Rate.

     1.12 LONDON BANKING DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.

     1.13 NOTE shall mean the promissory note to which this exhibit is attached.

     1.14 REFERENCE RATE shall mean the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

     1.15 RESERVE ADJUSTMENT shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

                                      ARTICLE 2
                                INTEREST RATE OPTIONS

     2.1 INTEREST RATES AND PAYMENT DATE. The Note shall bear interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Floating Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears as provided in the Note.

     2.2 PROCEDURE. Borrower may, on any London Banking Day two London Banking Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have two hours from the time of the quote to elect an Adjusted LIBOR Rate by giving Bank irrevocable notice of such election.

     2.3 RESTRICTIONS. Each Interest Period shall be one, two, three, or six months. In no event shall an Interest Period extend beyond January 4, 1999. The minimum amount of a LIBOR Rate Loan shall be $250,000.

     2.4 PREPAYMENTS OF LIBOR RATE LOANS. If Borrower prepays all or any portion of a LIBOR Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment a prepayment fee which equals the amount (if any) by which:

            (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the Interest Period exceeds


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     (ii)   the interest which would have been recoverable by Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period.

Bank is under no obligation to actually reinvest any prepayment. The rates may be based on information from either the Telerate or Reuters information services, THE WALL STREET JOURNAL, or other information sources Bank deems appropriate.

     2.5 REVERSION TO FLOATING. The Note shall bear interest at the Floating Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period each LIBOR Rate Loan shall revert to a Floating Rate Loan unless Borrower directs otherwise pursuant to Section 2.2.

     2.6 INABILITY TO PARTICIPATE IN MARKET. If Bank in good faith cannot participate in the offshore dollar market for legal or practical reasons, the Adjusted LIBOR Rate shall cease to be an interest rate option. Bank shall notify Borrower of and when it again becomes legal or practical to participate in the offshore dollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option.

     2.7 COSTS. Borrower shall, as to LIBOR Rate Loans, reimburse Bank for all costs, taxes, and expenses, and defend and hold Bank harmless for any liabilities, which Bank may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the offshore dollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive the payment of the Note.

     2.8 BASIS OF QUOTES. Borrower acknowledges that Bank may or may not in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether such estimates in fact represent the actual cost to Bank for any particular dollar or offshore dollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Bank's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.

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